Exhibit (n) Consent of Independent Registered Public Accounting Firm for VUL 5 / VUL 5-ES
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 15 to the Registration Statement on Form N-6 (No.333-182361) (the “Registration Statement”) of RiverSource® Variable Universal Life 5/RiverSource® Variable Universal Life 5 - Estate Series of our report dated February 23, 2023, except for the change in the manner in which the Company accounts for long-duration insurance contracts discussed in Note 3 to the consolidated financial statements and the Adoption of the new accounting standard for long-duration insurance contracts Critical Audit Matter, as to which the date is September 27, 2023, relating to the consolidated financial statements of RiverSource Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 20, 2023 relating to the financial statements of each of the divisions of RiverSource Variable Life Separate Account indicated in our report, which appear in Post-Effective Amendment No. 13 to the Registration Statement on Form N-6 (No. 333-227506). We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm" in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 29, 2023